Exhibit 4.1

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
Execution Version

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS A REGISTRATION STATEMENT COVERING SUCH SHARES IS EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW.

COMMON STOCK PURCHASE WARRANT

 KALOBIOS PHARMACEUTICALS, INC.

Warrant Shares: 200,000	Initial Exercise Date: June 30, 2016

THIS COMMON STOCK PURCHASE WARRANT (this “Warrant”) certifies that, for value received, Savant Neglected Diseases, LLC, a Delaware limited liability company, or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the Initial Exercise Date and on or prior to the close of business on the five (5) year anniversary of the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from KaloBios Pharmaceuticals, Inc., a Delaware corporation (“KaloBios”), up to two hundred thousand (200,000) shares (as adjusted hereunder, the “Warrant Shares”) of the common stock, par value $0.001 per share, of KaloBios (“Common Stock”). The exercise price per share of Common Stock under this Warrant shall be equal to $2.25, subject to adjustment hereunder (the “Exercise Price”).

Section 1          Definitions.  Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Agreement for the Manufacture, Development and Commercialization of Benznidazole for Human Use (the “MDC Agreement”), dated as of June 30, 2016, among KaloBios and Savant Neglected Diseases, LLC.

Section 2          Exercise.

(a)      Exercisability.  The purchase rights represented by this Warrant shall become exercisable hereunder as follows:  (i) as to 25% of the Warrant Shares, on or after the Initial Exercise Date; [***] (items [***] each, an “Exercise Date”).

(b)      Exercise.  The purchase rights represented by this Warrant may be exercised by the Holder, in whole or in part (to the extent exercisable), at any time or times on or after the applicable Exercise Date and on or before the Termination Date by delivery to KaloBios (or such other office or agency of KaloBios as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of KaloBios) of a duly executed facsimile copy (or e-mail attachment) of the Notice of Exercise in the form attached hereto as Exhibit A and, payment of the aggregate Exercise Price for the Warrant Shares specified in the Notice of Exercise within two (2) Business Days following delivery of the Notice of Exercise to KaloBios by wire transfer of immediately available funds equal to the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise, or, if available and specified in the applicable Notice of Exercise, pursuant to the cashless exercise procedure specified in Section 2(c) below.  Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to KaloBios until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall promptly surrender this Warrant to KaloBios for cancellation after the date the final Notice of Exercise is delivered to KaloBios. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and KaloBios shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. KaloBios shall deliver any objection to any Notice of Exercise within two (2) Business Days of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

(c)      Cashless Exercise. If at the time of exercise hereof there is no effective registration statement registering the resale of the Warrant Shares by the Holder, provided, that the Holder has cooperated with KaloBios’ reasonable requests in connection with KaloBios’ efforts to register such resale, and provided, further, that the No-Action Letter has not been issued, then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =	the Fair Market Value of one (1) share of Common Stock on the date of the Notice of Exercise;

(B) =	the Exercise Price of this Warrant, as adjusted hereunder; and

(X) =	the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

If Warrant Shares are issued in such a cashless exercise, the Parties acknowledge and agree that in accordance with Section 3(a)(9) of the Act, the Warrant Shares shall take on the characteristics of the Warrants being exercised and the holding period of the Warrant Shares being issued may be tacked on to the holding period of the Warrant.  KaloBios agrees not to take any position contrary to this Section 2(c), subject to any change in applicable Law.

(d)      Fair Market Value.  “Fair Market Value” of one (1) share of KaloBios’ Common Stock shall mean for any date, the price determined by the first of the following clauses that applies:

(i)          if the Common Stock is then listed or quoted on a national securities exchange, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date on which there were sales of the Common Stock) on the national securities exchange on which the Common Stock is then listed or quoted as reported for trading by Bloomberg L.P. (based on a trading day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time));

(ii)         if the Common Stock is not then listed or quoted on a national securities exchange but is listed or quoted for trading on OTCQB or OCTQX, the volume weighted average price of the Common Stock for such date (or the nearest preceding date on which there were sales of the Common Stock) on OTCQB or OTCQX, as applicable;

(iii)        if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported;

(iv)        the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by KaloBios and reasonably acceptable to the Holder, the fees and expenses of which shall be paid by KaloBios.

(e)      Mechanics of Exercise.

(i)          Delivery of Warrant Shares upon Exercise.  KaloBios shall cause the Warrant Shares purchased hereunder to be transmitted to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system if KaloBios is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder, (B) this Warrant is being exercised via cashless exercise, (C) this Warrant is being exercised by the Holder and the underlying Warrant Shares are being sold pursuant to Rule 144 adopted under the Act (“Rule 144”) or (D) the shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by physical delivery of a certificate, registered in KaloBios’ share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is three (3) Business Days after the delivery to KaloBios of the Notice of Exercise (the “Warrant Share Delivery Date”); provided, under no circumstances is KaloBios required to cause the Warrant Shares to be delivered prior to payment of the aggregate Exercise Price (other than in the case of cashless exercise).  Upon delivery of the Notice of Exercise and payment of the aggregate Exercise Price within two Business Days after delivery of the Notice of Exercise (other than in the case of cashless exercise), the Holder shall be deemed for all corporate purposes to be the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares.  If KaloBios fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date and the applicable aggregate Exercise Price has been delivered, KaloBios shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the Fair Market Value of the Common Stock on the date of the applicable Notice of Exercise), $10.00 per Business Day for each Business Day after the first Business Day following such Warrant Share Delivery Date until such Warrant Shares are delivered or the Holder rescinds such exercise.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(ii)          Delivery of New Warrants upon Exercise.  If this Warrant shall have been exercised in part, KaloBios shall, at the request of the Holder set forth in the Notice of Exercise and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(iii)         Rescission Rights.  If KaloBios fails to deliver, or cause the delivery to the Holder of the Warrant Shares pursuant to Section 2(d)(ii) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

Section 3          Certain Adjustments.  The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a)      Change of Control or Reclassification.  In case of (i) any Change of Control of KaloBios or (ii) any reclassification of securities of the class issuable upon exercise of this Warrant (other than a change (A) in par value, (B) from par value to no par value, (C) from no par value to par value or (D) as a result of a subdivision or combination), KaloBios, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to the Holder a new Warrant (in form and substance reasonably satisfactory to the Holder), or KaloBios shall make appropriate provision without the issuance of a new Warrant, so that Holder shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the Warrant Shares theretofore issuable upon exercise or conversion of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, merger or sale by a holder of the number of shares of Common Stock then purchasable under this Warrant, or in the case of such a merger or sale in which the consideration paid consists all or in part of assets other than securities of the successor or purchasing corporation, at the option of Holder, the securities of the successor or purchasing corporation having a value at the time of the transaction equivalent to the value of the Warrant Shares purchasable upon exercise of this Warrant at the time of the transaction.  Any new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3.  In the event of a Change of Control, the Exercise Dates shall be accelerated and all purchase rights with respect to all Warrant Shares represented by this Warrant (to the extent not previously exercised) shall become exercisable no later than immediately prior to the consummation of such Change of Control.  The provisions of this Section 3(a) shall similarly apply to successive Changes of Control or reclassifications. Prior to the closing of any Change of Control in which KaloBios will not be the surviving entity, KaloBios shall, unless the Holder requests otherwise, cause the surviving or successor entity to assume this Warrant and the obligations of KaloBios hereunder.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b)      Stock Dividends and Splits. If KaloBios, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by KaloBios upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of KaloBios, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged, subject to the limitation on the issuance of fractional shares contained in Section 9(b).  Any adjustment made pursuant to this Section 3(b) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(c)      Adjustment of Number of Shares.  Upon each adjustment in the Exercise Price, the number of Warrant Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Warrant Shares purchasable immediately prior to such adjustment in the Exercise Price by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment and the denominator of which shall be the Exercise Price immediately thereafter.

(d)      Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(e)      Notice to the Holder.  Whenever any Exercise Price or the kind or number of securities issuable under this Warrant shall be adjusted pursuant to Section 3 hereof, KaloBios shall promptly deliver to the Holder in accordance with Section 9(h) a certificate signed by an officer of KaloBios setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and number or kind of shares issuable upon exercise of this Warrant after giving effect to such adjustment. KaloBios shall provide the Holder with written notice of any proposed Change of Control of KaloBios not later than twenty (20) Business Days prior to the closing of such Change of Control setting forth the material terms and conditions thereof, and shall also provide the Holder such other information respecting such proposed Change of Control as may reasonably be requested by the Holder.

Section 4          Transfer of Warrant.  In connection with any transfer by the Holder of this Warrant, KaloBios may require the transferee to provide KaloBios with written representations and warranties that the transferee is acquiring this Warrant and the shares of Common Stock to be issued upon exercise for investment purposes only and not with a view to any sale or distribution, if such transfer occurs prior to the issuance of the No-Action Letter, and may require a legal opinion, in form and substance satisfactory to KaloBios and its counsel, stating that such transfer is exempt from the registration and prospectus delivery requirements of the Act; provided, however, that no opinion shall be required from the Holder in the event that such transfer (i) occurs upon or after the issuance of the No-Action Letter, (ii) is to an Affiliate of the Holder, or (iii) results in a mere change in the form of beneficial ownership of this Warrant; provided, further, in the case of (ii) and (iii), that the Holder provides a representation letter representing that the transferee is an Affiliate of the Holder or that such transfer will result in a mere change in the form of beneficial ownership of this Warrant, as applicable.  Following any transfer of this Warrant, at the request of either KaloBios or the transferee, the transferee shall surrender this Warrant to KaloBios in exchange for a new warrant of like tenor and date, executed by KaloBios.  Upon any partial transfer, KaloBios will also execute and deliver to the Holder a new warrant of like tenor with respect to the portion of this Warrant not so transferred.  Subject to the foregoing, this Warrant is transferable on the books of KaloBios at its principal office by the registered the Holder hereof upon surrender of this Warrant properly endorsed.

Section 5          Representations and Warranties of KaloBios.  KaloBios hereby represents and warrants to the Holder that the statements in the following paragraphs of this Section 5 are true and correct as of the date hereof.

(a)          Corporate Power; Authorization; Enforceability.  KaloBios has all requisite legal and corporate power to execute and deliver this Warrant, to sell and issue the Warrant Shares hereunder, and to carry out and perform its obligations under the terms of this Warrant.  All corporate action on the part of KaloBios, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of its obligations under this Warrant and for the authorization, issuance and delivery of this Warrant and the Warrant Shares has been taken and this Warrant constitutes the legally binding and valid obligation of KaloBios enforceable in accordance with its terms.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b)      Valid Issuance of Warrant and Warrant Shares.  This Warrant has been validly issued and is free of restrictions on transfer other than restrictions on transfer set forth herein and under applicable state and federal securities laws.  The Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance in accordance with the terms hereof including the payment by the Holder of the full Exercise Price, be duly and validly issued, fully paid and nonassessable, and be free of restrictions on transfer other than restrictions on transfer under this Warrant and under applicable state and federal securities laws. KaloBios will at all times reserve and keep available out of its authorized but unissued shares of the Common Stock, solely for the issuance and delivery upon the exercise of this Warrant, such number of its shares of Common Stock as shall from time to time shall be issuable upon exercise of this Warrant. If at any time the number of authorized but unissued shares of the Warrant Shares shall not be sufficient for the full exercise of this Warrant, then in addition to such other remedies as shall be available to the Holder, KaloBios shall as soon as reasonably practicable take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

(c)      No Registration.  The offer, sale and issuance of the Warrant Shares, as contemplated by this Warrant, are exempt from the prospectus and registration requirements of applicable United States federal and state security laws, and neither KaloBios nor any authorized agent acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

Section 6          Representations and Warranties of the Holder.  The Holder hereby represents and warrants to KaloBios that the statements in the following paragraphs of this Section 6 are true and correct as of the date hereof.

(a)      Acquisition for Personal Account.  This Warrant and the Warrant Shares are being acquired for the Holder’s own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Act (pursuant to an exception from or exception to) in accordance with registration requirements of the Act. The Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. The Holder does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to this Warrant or any of the Warrant Shares. The Holder has not been formed for the specific purpose of acquiring this Warrant or the Warrant Shares.

(b)      Securities Not Registered.

(i)           The Holder understands that this Warrant and the Warrant Shares have not been registered under the Act, on the basis that no distribution or public offering of the stock of KaloBios is currently contemplated.  The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities.  The Holder has no such present intention to sell or otherwise distribute this Warrant or the Warrant Shares.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(ii)          The Holder recognizes that this Warrant and the Warrant Shares must be held indefinitely unless they are subsequently registered under the Act,  an exemption from such registration is available or the Securities and Exchange Commission (the “SEC”) issues the No-Action Letter.

(iii)         The Holder is aware that neither this Warrant nor the Warrant Shares may be sold pursuant to Rule 144 unless certain conditions are met, including, among other things, the availability of certain current public information about KaloBios, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations.  The Holder is aware that the conditions for resale set forth in Rule 144 have not been satisfied and that KaloBios presently has no plans to satisfy these conditions in the foreseeable future.

(c)      Accredited Investor.  The Holder is an “accredited investor” as defined in Rule 501 pursuant to the Act. The Holder has such knowledge and experience in financial and business matters that the Holder is capable of evaluating the merits and risks of the purchase of this Warrant pursuant to the terms of this Warrant and of protecting the Holder’s interests in connection therewith.

Section 7          Legends.

(a)      Legend.

(i)           Each certificate representing the Warrant Shares shall be endorsed with the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS A REGISTRATION STATEMENT COVERING SUCH SHARES IS EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW.”

(ii)          In the event that the SEC issues the No-Action Letter, the Holder may surrender this Warrant to KaloBios in exchange for a new warrant of like tenor and date, executed by KaloBios, with the following legend:

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“THIS WARRANT HAS BEEN, AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF WILL BE ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SECTION 1145 OF CHAPTER 11 OF TITLE 11 OF THE UNITED STATES CODE (THE “BANKRUPTCY CODE”). THIS WARRANT AND SUCH WARRANT SHARES MAY BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), PROVIDED THAT THE HOLDER IS NOT DEEMED TO BE AN UNDERWRITER AS SUCH TERM IS DEFINED IN SECTION 1145(b) OF THE BANKRUPTCY CODE. IF THE HOLDER IS DEEMED TO BE AN UNDERWRITER AS SUCH TERM IS DEFINED IN SECTION 1145(b) OF THE BANKRUPTCY CODE, THEN THIS WARRANT, AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF, MAY ONLY BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED UPON REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION AND THE PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT, AND OF ANY APPLICABLE STATE SECURITIES LAWS.”

(iii)          Further, in the event that the SEC issues the No-Action Letter, notwithstanding subparagraph (i) above, each certificate representing the Warrant Shares shall be endorsed with the following legend, and the Holder may surrender any previously issued certificates representing Warrant Shares to KaloBios in exchange for new certificates representing such Warrant Shares endorsed with the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SECTION 1145 OF CHAPTER 11 OF TITLE 11 OF THE UNITED STATES CODE (THE “BANKRUPTCY CODE”). THE SECURITIES MAY BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), PROVIDED THAT THE HOLDER IS NOT DEEMED TO BE AN UNDERWRITER AS SUCH TERM IS DEFINED IN SECTION 1145(b) OF THE BANKRUPTCY CODE. IF THE HOLDER IS DEEMED TO BE AN UNDERWRITER AS SUCH TERM IS DEFINED IN SECTION 1145(b) OF THE BANKRUPTCY CODE, THEN THE SECURITIES MAY ONLY BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED UPON REGISTRATION UNDER THE ACT OR PURSUANT TO A DISPOSITION THAT IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT, AND OF ANY APPLICABLE STATE SECURITIES LAWS.”

(b)      Transfer Restrictions. Under Section 1145 of the Bankruptcy Code, this Warrant and the Warrant Shares, in the event the SEC issues the No-Action Letter, shall be freely tradable in the United States by recipients thereof, subject to the provisions of Section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in Section 2(a)(11) of the Act, and compliance with applicable securities Laws and any rules and regulations of the SEC, if any, applicable at the time of any future transfer of the Warrant and the Warrant Shares.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(c)      Removal of Legend and Transfer Restrictions. The legend relating to the Act endorsed on a certificate pursuant to Section 7(a)(i) shall be removed and KaloBios shall issue a certificate without such legend to the Holder if (i) the Warrant Shares are registered under the Act and a prospectus meeting the requirements of Section 10 of the Act is available, (ii) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144 or (iii) the Holder provides to KaloBios an opinion of counsel for the Holder reasonably satisfactory to KaloBios, a no-action letter or interpretive opinion of the staff of the SEC reasonably satisfactory to KaloBios, or other evidence reasonably satisfactory to KaloBios, to the effect that the sale, transfer or assignment of the Warrant Shares may be made without registration under the Act, it being understood that no such opinion of counsel will be required of the Holder if (x) the Holder is selling the Warrant Shares pursuant to Rule 144 and (y) KaloBios’ transfer agent does not require an opinion to remove the legend and issue a certificate without such legend.

Section 8          Registration Rights.  The Warrant Shares issuable upon exercise hereof are Registrable Securities pursuant to Section 10.9(b) of the MDC Agreement.

Section 9          Miscellaneous.

(a)      No Rights as Stockholder until Exercise.  This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of KaloBios prior to the exercise hereof as set forth in Section 2.

(b)      Loss, Theft, Destruction or Mutilation of Warrant. KaloBios covenants that upon receipt by KaloBios of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of this Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, KaloBios will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate. The applicant for a new Warrant or stock certificate under such circumstances shall also pay any reasonable third party costs (including customary indemnity, which shall not include the posting of any bond) associated with the issuance of such replacement certificate.

(c)      Charges, Taxes and Expenses.  Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any United States federal or state documentary stamp tax or other incidental expense with respect to the issuance of such certificate, all of which taxes and expenses shall be paid by KaloBios, and such certificates shall be issued in the name of the Holder.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(d)      No Fractional Shares.  No fractional share of Common Stock will be issued in connection with any exercise or conversion hereunder, but in lieu of such fractional share KaloBios shall make a cash payment therefor upon the basis of the Exercise Price then in effect.

(e)      Governing Law; Consent to Jurisdiction. This Warrant and all disputes arising out of or related to this Warrant or any breach hereof shall be governed by and construed under the laws of the State of Delaware, without giving effect to any choice of law principles that would require the application of the laws of a different state. In the event of a dispute, claim or controversy between the Parties arising under or relating to this Warrant or the breach, termination, enforcement, interpretation or validity thereof, either Party may bring suit exclusively in a court of competent jurisdiction located in the State of Delaware and in no other jurisdiction.  Each Party hereby consents to personal jurisdiction and venue in, and agrees to service of process issued or authorized by, such court.

(f)       Successors and Assigns.  Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of KaloBios and the successors and permitted assigns of the Holder.

(g)      Severability.  If any provision hereof should be held invalid, illegal or unenforceable in any jurisdiction, the Parties shall negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties and all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the Parties hereto as nearly as may be possible.  Such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

(h)      Notices.  Any notice, request or other document required or permitted to be given or delivered to the Holder by KaloBios shall be delivered in accordance with the notice provisions of the MDC Agreement.

(i)       Construction. In the event an ambiguity or a question of intent or interpretation arises, this Warrant will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring either Party by virtue of the authorship of any provisions of this Warrant.  The language in this Warrant is to be construed in all cases according to its fair meaning.

(j)       Interpretation; Headings.  Headings used herein are for convenience only and shall not in any way affect the construction of or be taken into consideration in interpreting this Warrant.  Further, in this Warrant: (i) the word “including” shall be deemed to be followed by the phrase “without limitation” or like expression; (ii) the singular shall include the plural and vice versa; and (iii) masculine, feminine and neuter pronouns and expressions shall be interchangeable.  A Party includes its permitted assignees and/or the respective successors in title to substantially the whole of its undertaking.  A statute or statutory instrument or any of their provisions is to be construed as a reference to that statute or statutory instrument or such provision as the same may have been or may from time to time hereafter be amended, restated, modified, supplemented, or re-enacted.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(k)      Waiver.  Neither Party may waive or release any of its rights or interests in this Warrant except in writing.  The failure of either Party to assert a right hereunder or to insist upon compliance with any term or condition of this Warrant shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition.  No waiver by either Party of any condition or term in any one or more instances shall be construed as a continuing waiver of such condition or term or of another condition or term.

(l)       Counterparts.  This Warrant may be signed in counterparts, each and every one of which shall be deemed an original, notwithstanding variations in format or file designation which may result from the electronic transmission, storage and printing of copies of this Warrant from separate computers or printers.  Signatures transmitted via .pdf shall be treated as original signatures.

(m)     Amendment.  No subsequent alteration, amendment, change or addition to this Warrant shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.

[Signature Page Follows]

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, KaloBios has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

KALOBIOS PHARMACEUTICALS, INC.
By:_/s/ Cameron Durrant
Name: Cameron Durrant
Title: Chairman and Chief Executive Officer

[Signature Page to Common Stock Purchase Warrant]

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT A
NOTICE OF EXERCISE

TO:          KALOBIOS PHARMACEUTICALS, INC.

(1)          The undersigned hereby elects to purchase ________ Warrant Shares of KaloBios pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the Exercise Price in full, together with all applicable transfer taxes, if any.

(2)          Payment shall take the form of (check applicable box):

☐ in lawful money of the United States in the sum of $___________________; or

☐ if permitted, the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c) of the Warrant, to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3)          Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number:

_______________________________

_______________________________

_______________________________

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:
Name of Authorized Signatory:
Title of Authorized Signatory:
Date:

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.